Exhibit 23a
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 33-30856, 33-38411, 33-38587, 33-44788, 333-47403, 33-30756-02, 333-02873, 333-65424, 333-107414, 33-52691, 33-58187 and 333-182405 of Bristol-Myers Squibb Company on Form(s) S-8 of our report dated June 22, 2015, appearing in this Annual Report on Form 11-K relating to the financial statements and supplemental schedule of the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program as of and for the year ended December 31, 2014.

/s/ Withum Smith + Brown, PC

Morristown, New Jersey
June 22, 2015

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